Exhibit 10.10

OFFICE LEASE

(One Convention Place)

THIS OFFICE LEASE (this “Lease”) is made as of the date of last execution by a party (the “Effective Date”), by and between Landlord and Tenant, upon the following terms and conditions:

Section 1: BASIC LEASE PROVISIONS.

These Basic Lease Provisions set forth the basic terms of this Lease. In the event of any inconsistency between the terms set forth in these Provisions and any other provision of this Lease, the Basic Lease Provisions shall prevail.

1.1	Tenant:	Name: Address for Notices:	Aurion Biotech, Inc., a Delaware corporation 701 Pike Street, Suite 2225 Seattle, Washington 98101 Attention:
1.2	Landlord:	Name: Address for Notices:	701 Pike Street (Seattle), LLC, a Delaware limited liability company [Omitted]
Wire Instructions and/or Address for Rent Payment:
[Omitted]
1.3	Premises:

Suite 2225 containing approximately 3,954 rentable square feet of area (the “Premises”) in the building (the “Building”) commonly known as One Convention Place located at 701 Pike Street, Seattle, Washington, as shown on Exhibit A-1 attached hereto.

1.3.1	Premises Area:	Approximately 3,954 rentable square feet
1.3.2	Building Area:	322,894 rentable square feet
1.3.3	Tenant’s Proportionate Share:	1.22%
1.4	Term:	Eighteen (18) months beginning on September 1, 2023 (the “Commencement Date”) Expiration Date: February 28, 2025 (the “Expiration Date”) Option to Extend: None

1.5	Base Rent:	From and after the Commencement Date, Monthly Base Rent payable during the Lease Term shall be as follows:
		Period	Annual Rate/SF	Monthly Base Rent
		Months 1-12*	$47.00	$15,486.50
		Months 13-18	$48.41	$15,951.10
*Monthly Base Rent shall be subject to abatement pursuant to Section 3.1.
1.6	Security Deposit:	$16,000.00. See Section 3.4.
1.7	Base Year:	2023
1.8	Permitted Use:	General office and professional business use and for no other use or purpose.
1.9	Brokers:	Tenant’s Broker: [Omitted] Landlord’s Broker: [Omitted]
1.10	Parking Passes	None
1.11	Guarantors:	Not Applicable.
1.12	Definitions:	All capitalized terms used in this Lease shall have the meanings specified in this Section 1 or in Section 46 or in any Addendum to this Lease.
1.13	Exhibits:

The following Exhibits are attached to this Lease and incorporated herein by this reference:

Exhibit A-l - Floor Plan of Premises

Exhibit A-2 - Legal Description

Exhibit B - Statement of Commencement Date

Exhibit C - Work Letter

Exhibit C-l - Responsible Contractor Program Policy

Exhibit D - Rules and Regulations for the Project

Exhibit E - Form of Estoppel Certificate

1.14	Addendum:	Attached: X Yes; No.

Section 2: LEASE OF PREMISES.

2.1 Lease to Tenant. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term, subject to the other provisions of this Lease. Landlord and Tenant agree on the area of the Premises and the Project set forth in the Basic Lease Provisions. In the event of any extension of the Term, the rentable and usable square feet of the Premises and the Project may be subject to verification from time to time by Landlord’s architect/space planner. The term “rentable square feet” as used in the Lease will be the area of the Premises as determined in accordance with the Building Owners and Management Association Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996, as modified by Landlord for purposes of the Building (the “BOMA Standard”). In the event that Landlord’s architect/space planner determines that the amounts thereof shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect amount (including, without limitation, the amount of the Base Rent and Tenant’s Proportionate Share shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

2.2 Common Areas. Tenant shall have the nonexclusive right to use the Common Areas, subject to the Rules and Regulations. Tenant’s rights are subject to Landlord’s right to make changes to the Common Areas or the use of such Common Areas which Landlord deems reasonable, perform maintenance and repairs and otherwise use the Common Areas as Landlord may deem appropriate in its reasonable judgment. Landlord shall not be obligated to light the Common Areas outside the hours specified in the Rules and Regulations.

2.3 Title. Tenant’s leasehold estate in the Premises under this Lease is subject to: (a) the Matters of Record; and (b) the effect of all Laws applicable to the use and occupancy of the Premises.

2.4 Acceptance of Premises; Current Sublease. Tenant accepts the Premises, the Common Areas and Project in their “as-is, where-is” condition; provided that Landlord’s maintenance and repair obligations under the Lease remain in effect. Tenant hereby agrees and warrants that it is currently in possession of the Premises pursuant to a sublease (“Sublease”) dated May __ [sic], 2022 between Tenant (as subtenant) and Laird Norton Trust Company, LLC (as sublandlord) and has investigated and inspected the condition of the Premises and the suitability of same for Tenant’s purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Building or the suitability of same for Tenant’s purposes. Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in the above-described condition. The term of the Sublease will expire on August 31, 2023. Within ten (10) days following the Commencement Date, Tenant shall complete, execute and return to Landlord a Statement of Commencement Date in the form attached hereto as Exhibit B.

2.5 Delivery of Possession. Intentionally omitted.

2.6 Quiet Possession. So long as Tenant is not in Default, Tenant shall be entitled to quietly have, hold, and enjoy the Premises during the Term, subject to Landlord’s rights under this Lease.

2.7 Use of Premises. Tenant and Tenant’s Employees shall use the Premises solely for the uses specified in the Basic Lease Provisions in a first-class, professional and businesslike manner consistent with reputable business standards and practices, such that a high reputation of the Building is enhanced and retained. Tenant shall, at is sole cost and expense, faithfully observe and promptly comply with all Rules and Regulations, signage criteria and any Laws or Matters of Record now in force or which may hereafter be in force with respect to Tenant’s use, occupancy and possession of the Premises. Tenant shall at all times keep the Premises in a clean and wholesome condition, and shall further comply with all requirements of any board of fire underwriters or other similar body now or hereafter constituted. Tenant shall not do or permit anything to be done upon the Premises in any way tending to disturb, bother or annoy any other tenant in the Building. In no event shall Landlord be liable to Tenant for any damage or claims suffered or incurred as a result of the failure of Tenant, or any other Person (other than Landlord) to conform to the foregoing. Under no circumstance shall the Premises be used for the sale, cultivation, processing or dispensing of marijuana.

2.8 Changes to Project. Landlord reserves the right, in its sole discretion, at any time to make permanent or temporary changes or replacements to the Project, including but not limited to the Common Areas. Landlord’s activities may require the temporary alteration of means of ingress and egress to the Project and the installation of scaffolding and other temporary structures while the work is in progress. Such work shall be performed in a manner reasonably designed to minimize interference with Tenant’s conduct of business from the Premises. None of the same shall be considered to be a constructive eviction of Tenant from the Premises, create any liability on the part of Landlord, or give Tenant any right to rent abatement or otherwise alter the rights or obligations (including Rent) of Tenant under this Lease.

2.9 Name of Project. Landlord may change the name and/or the address of the Project at its sole discretion.

Section 3: RENT.

3.1 Payment of Base Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord the Base Rent specified in Section 1.5, in advance on or before the first day of each calendar month during the Term without demand, deduction or setoff, except as otherwise expressly set forth herein. Notwithstanding anything to the contrary contained in the Lease, and provided that Tenant is not in default under this Lease beyond applicable notice and cure periods, Landlord hereby agrees to abate Tenant’s obligation to pay Monthly Base Rent for the first, second and third months of the Term. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease. Tenant shall pay the fourth month’s Base Rent upon Lease execution.

3.2 Payment of Additional Rent. In addition to the Base Rent, Tenant shall pay as Additional Rent:

3.2.1 All personal property taxes assessed against and levied upon any Personal Property prior to delinquency.

3.2.2 Tenant’s Proportionate Share of the Operating Costs incurred during the Term, payable in accordance with Section 3.3.

3.2.3 All additional charges for any services, goods or materials furnished by Landlord at Tenant’s request or relating to Tenant’s specific use of the Premises.

3.2.4 All Excess Consideration pursuant to Section 7.7 hereof.

3.2.5 All other sums payable by Tenant hereunder.

3.3 Payment of Operating Costs. In addition to the Base Rent, commencing on the first day of January of the calendar year following the Base Year, and continuing on the first day of each subsequent calendar month during the Term, Tenant shall pay in monthly installments an amount equal to Tenant’s Proportionate Share of the excess of Operating Costs for such year over Operating Costs for the Base Year (the “Excess Expense”) in accordance with the following provisions:

3.3.1 Following the end of each calendar year (from and after the Base Year), Landlord shall deliver to Tenant a good faith estimate of the Excess Expenses for the next calendar year (the “Excess Expense Estimate”). The Excess Expense Estimate shall show the amount previously paid by Tenant for Excess Expenses for the previous calendar year. In addition to the Base Rent provided for in Section 3.1, above, on the first day of each calendar month during each calendar year, Tenant shall pay Tenant’s Proportionate Share of the Excess Expense Estimate for said calendar year.

3.3.2 Landlord may periodically revise the Excess Expense Estimate to reflect changed circumstances, and Tenant shall make subsequent Operating Cost payments based upon the revised Excess Expense Estimate.

3.3.3 Within one hundred eighty (180) days after each calendar year in the Term, Landlord shall deliver to Tenant a statement of the actual Excess Expenses (the “Annual Statement”). The Annual Statement shall state the amount by which Tenant has underpaid or overpaid Tenant’s Proportionate Share of the Excess Expenses. Tenant shall pay any deficiency to Landlord within thirty (30) days after receipt of the Annual Statement. The amount of any overpayment shall be refunded to Tenant or credited against Rent next coming due.

3.3.4 Tenant shall have thirty (30) days after delivery of the Annual Statement to object in writing to the accuracy of the Annual Statement. If Tenant does not make its written objection within that period, the Annual Statement shall be binding upon Tenant. Whether or not Tenant objects to the Annual Statement, Tenant shall pay any amount specified in the Annual Statement within the 30 day period following the delivery of the Annual Statement.

3.3.5 Deleted.

3.3.6 Even though the Term has expired or this Lease has been terminated and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Excess Expenses pursuant to this Section 3.3 for the year in which the Term expires or this Lease terminates, Tenant shall promptly pay any amount due over the estimated amount of the same previously paid by Tenant for such year, and conversely, any overpayment made shall be promptly refunded by Landlord to Tenant; provided, however, that all or any part of any such refund may be applied by Landlord in payment of any delinquent or past due sums, including Base Rent or any other amounts due from Tenant. Landlord’s failure to render any Statement on a timely basis with respect to any Comparison Year shall not prejudice Landlord’s right to thereafter render a Statement with respect to such Comparison Year or any subsequent Comparison Year, nor shall the rendering of a Statement prejudice Landlord’s right to thereafter render a corrected Statement for that Comparison Year, provided, however, in no event shall Tenant have any liability hereunder with respect to any Statement or corrected Statement not delivered to Tenant within one (1) year following the Expiration Date, or earlier termination of the Lease.

3.4 Security Deposit.

3.4.1 Concurrently with the execution of this Lease, Tenant shall deposit with Landlord the amount specified in Section 1.6 as a Security Deposit. Landlord shall not be required to pay interest on the Security Deposit or keep the Security Deposit separate from its general funds. Upon any Default by Tenant, Landlord may use the Security Deposit to the extent necessary to make good any arrears of sums payable by Tenant under this Lease, or to compensate Landlord for any damage, injury, expense or liability caused by Tenant’s Default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit a certified or bank cashier’s check with Landlord in an amount sufficient to restore the Security Deposit to its amount immediately preceding such use or application of funds and Tenant’s failure to do so shall be a Default under this Lease. The balance of the Security Deposit remaining at the end of the Lease Term shall be returned after all of Tenant’s obligations have been fulfilled.

3.5 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult, if not impossible, to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is past due, then, in addition to all other remedies provided herein, Tenant shall pay to Landlord a late charge equal to the greater of (i) ten (10%) percent of such overdue amount (but in no event greater than the maximum amount permitted by law), or (ii) a service charge equal to the sum of $50.00 plus $10.00 per day for each day after the due date for which Tenant’s failure to pay continues, plus, in either event, all attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay rent and/or other charges when due hereunder. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant, and that it does not constitute a forfeiture or penalty. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. Landlord may, at its option, include all late charges accrued during any calendar year in the estimated charges to be paid by Tenant for the ensuing year, and may deduct all late charges from the Security Deposit.

Section 4: ALTERATION AND IMPROVEMENTS.

4.1 Alterations by Tenant. At its sole cost and expense, Tenant shall have the right to make Tenant Alterations which have received Landlord’s prior written approval, which will not be unreasonably withheld so long as each of the following conditions is met:

4.1.1 The proposed Tenant Alterations:

(a) are normal for general office use and will not adversely affect the utility of the Premises for future tenants;

(b) will not alter the exterior appearance of the Project;

(c) are not of a structural nature and will not weaken or impair the structural strength of the Project; and

(d) will not adversely affect or increase demands on any of the mechanical, electrical, sanitary, or other Systems and Equipment;

(e) will not unreasonably interfere with the normal and customary business operations of other tenants or Landlord’s contractors in the Building or Project; and

(f) comply with all Laws.

4.1.2 Landlord shall have approved complete construction drawings and specifications for the proposed Tenant Alterations. Any change must be approved by Landlord.

4.1.3 Landlord shall have approved of Tenant’s contractor and subcontractors, such approval to be granted or withheld in Landlord’s reasonable discretion. Landlord may, among other things, take into account the desirability of maintaining harmonious labor relations in the Building when considering such approval. Tenant is encouraged to utilize responsible contractors (as defined in the Responsible Contractor Program Policy attached hereto as Exhibit C-1);

4.1.4 Landlord shall have been furnished with original certificates of insurance from a company approved by Landlord, showing Landlord as an additional insured on public liability, automobile liability, property damage, and worker’s compensation policies, with such limits as Landlord may reasonably require; and

4.1.5 Landlord shall have been furnished with copies of all building and/or other applicable permits or licenses required for the prosecution of the work.

4.2 Work Done by Tenant. Any Tenant Alterations shall comply with the following:

4.2.1 All work shall be in compliance with all Laws. Any work not acceptable to any governmental authority or agency having jurisdiction over such work or not reasonably satisfactory to Landlord shall be promptly corrected by Tenant at Tenant’s expense.

4.2.2 Tenant and Tenant’s Employees shall not install plumbing, mechanical, electrical wiring or fixtures, ceilings, partitions, or other alterations which, in Landlord’s judgment, may adversely affect any of the Project systems or their performance (including, but not limited to, the heating, ventilating and air-conditioning systems).

4.2.3 All work by Tenant and Tenant’s Employees shall be performed diligently until completed and pursuant to any scheduling requirements imposed by Landlord so as not to interfere with the operations of the Building.

4.3 No Liability of Landlord. Landlord shall have no liability for any faulty worker defect regardless of Landlord’s approval of Tenant Alterations or plans and specifications.

4.4 Reimbursement to Landlord. Tenant shall reimburse Landlord for any expense incurred by Landlord in approving the plans and specifications for Tenant Alterations and in reviewing the progress of their construction, and any expense incurred by Landlord by reason of faulty work or inadequate cleanup.

4.5 Property of Landlord. All Tenant Alterations shall remain in the Premises at the expiration or earlier termination of the Term, and shall become the property of Landlord, without any compensation to Tenant, provided, however, at Landlord’s written election, Tenant shall remove any or all such Tenant Alterations from the Premises and Tenant shall repair any damage caused by the removal.

4.6 Notice of Work Commencement. Before commencing any work with respect to the Tenant Alterations, Tenant shall notify Landlord in writing not less than five (5), nor more than ten (10), business days prior to the date such work commences. Landlord shall have the right to post all appropriate notices of non-responsibility.

4.7 Mechanics’ Liens. Tenant shall pay for all labor and materials supplied to the Premises for Tenant. Tenant shall not permit any mechanics’ or similar liens to be filed against the Land or the Project, or against Tenant’s leasehold interest in the Premises. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s Employees, and their respective successors, assigns, partners, directors, officers, shareholders, employees, agents, lenders, ground lessors and attorneys, and the Project, from and against any and all Claims incurred by such indemnified persons, or any of them, as the result of any mechanics’ lien filed against the Land, Project or against Tenant’s leasehold interest in the Premises. If Tenant causes a lien on the Project, Tenant shall, at its sole cost and expense, either (i) remove such lien or (ii) provide a bond in accordance with applicable law. No action to remove a lien, as provided herein, shall affect Tenant’s right to contest the legitimacy of the lien and seek appropriate legal remedies against the party placing such lien on the Project.

4.8 Completion Bond. Landlord may require Tenant, at Tenant’s sole cost, to obtain and provide to Landlord a lien and completion bond in a form and by a surety acceptable to Landlord, and in amount not less than one hundred fifty percent (150%) of the estimated cost of such Tenant Alterations.

Section 5: REPAIR AND MAINTENANCE.

5.1 Tenant’s Obligations. Tenant shall keep the Premises and all signs installed by Tenant in good condition and repair, whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises. The cost of repairing damage to other parts of the Project caused by Tenant or Tenant’s Employees, or the failure of Tenant or Tenant’s Employees to comply with this Lease and the Rules and Regulations, shall be paid by Tenant upon demand. Landlord may make any repairs, which are not promptly made by Tenant and charge Tenant for the cost thereof, together with interest thereon at the Default Rate. Tenant waives all rights to make repairs to the Premises at the expense of Landlord, or to deduct the cost thereof from Rent. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises and all alterations, additions and improvements in the same condition existing as of the Commencement Date, ordinary wear and tear excepted.

5.2 Landlord’s Obligations. Landlord shall maintain and repair the Systems and Equipment, the Common Areas, and the structural elements of the Project, except that Landlord shall not be responsible to repair any damage or wear and tear which is the result of the negligence or willful misconduct of Tenant or Tenant’s Employees. In no event shall Landlord have any liability for interruption or interference in Tenant’s business, or for any other damages (whether direct or consequential), nor shall Rent be abated, on account of Landlord’s failure to make repairs or on account of Landlord’s performance of its maintenance and repair obligations under this Section 5.2, except as otherwise expressly provided in this Lease. However, subject to Section 8.3 below, Landlord’s obligations under this Section 5.2 shall not affect Landlord’s right to recover from Tenant the costs for any damage or repair to the Project for which Tenant is liable hereunder.

Section 6: BUILDING SERVICES.

6.1 Provision by Landlord. Landlord shall furnish the Premises with the following Basic Services, provided Landlord reserves the right to adopt such reasonable non-discriminatory modifications and additions hereto as it deems appropriate.

6.1.1 As long as Tenant is not in default under any of the terms, covenants, conditions, provisions or agreements of the Lease beyond the expiration of applicable notice and cure periods, if any, Landlord shall, subject to limitations and provisions hereinafter set forth in this Section 6.1:

(a) Provide automatic elevator facilities on Monday through Friday from 7:00 a.m. to 6:00 p.m. (“Business Hours”), excepting state and federal holidays.

(b) Provide to the Premises, during Business Hours hereof (and at other times for an additional charge to be fixed from time to time by Landlord), heating, ventilation, and air conditioning (“HVAC”) as is necessary in Landlord’s judgment for the comfortable occupancy of Premises for general office purposes, subject to any energy conservation or other regulations which may be applicable from time to time. Landlord shall not be responsible for maintaining comfortable room temperatures if Tenant’s lighting and receptacle loads exceed those listed in Section 6.1.1(c) hereof, or if the Premises contain other heat generating equipment in excess of those normally found in space used for, or are used for other than, general office purposes. As of the Effective Date, after hours HVAC may be provided at the current Building standard rate of $55.00 per hour.

(c) Furnish to the Premises electric current for routine lighting and the operation of general office machines such as personal computers, dictating equipment, and the like, which use 120 volt electric power, which lighting shall not exceed the capacity of Building standard office lighting and receptacles. In no event shall the total electrical requirement for the Premises exceed 4 watts per square foot of usable area, nor shall it exceed any limits imposed by any governmental or quasigovernmental authority. Tenant agrees, should its electrical installation or electrical consumption be in excess of the foregoing use, to reimburse Landlord for the cost of such utilities. In such event, Landlord may install, at Tenant’s expense, any necessary meters for measuring Tenant’s utility consumption.

(d) Furnish water for drinking fountains and restrooms provided by Landlord; but if Tenant requires, uses or consumes water for any purpose in addition to ordinary drinking and restroom purposes, Landlord may, subject to the terms of Sections 6.1.2, install, at Tenant’s cost, a water meter and thereby measure Tenant’s water consumption for all purposes, and Tenant shall pay for such water usage at Landlord’s standard charge for such service.

(e) Provide janitorial services to the Premises, Monday through Friday (except Holidays), provided that the Premises are used exclusively as offices and are kept reasonably in order by Tenant. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises for general office purposes.

6.1.2 With respect to any meter installed as contemplated in Sections 6.1.1(c) or (d) hereof, Tenant shall keep the meter and installation equipment in good working order and repair at Tenant’s costs own cost and expense, subject to the terms of Section 6.1.3. If Tenant is in Default, Landlord may cause the meter and equipment to be repaired and collect the Actual Cost thereof from Tenant. Tenant agrees to pay for utilities consumed as shown by the meter, as and when billings therefor are rendered, and in the event of Tenant’s default in making such payment, Landlord may, on five (5) days’ notice to Tenant, pay the charges and collect the same from Tenant as Additional Rent.

6.1.3 No electrical equipment, air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building’s HVAC, electrical or plumbing systems be made without prior written approval of Landlord, which consent shall be subject to Landlord’s reasonable discretion provided it will be reasonable for Landlord not to grant such consent if such changes would cause a material adverse effect on the Building’s Systems and Equipment or result in a material increase in costs to the Project. Landlord reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Landlord’s supervision, Tenant shall pay any additional cost on account of any increased support to the floor load or additional equipment required for such installations, and such installations shall otherwise be made in accordance with Section 4 of the Lease.

6.1.4 Tenant will not, without prior written consent of Landlord, use any apparatus, machine or device in the Premises, including, without limitation, duplicating machines, computers, electronic data, processing machines, punch card machines, and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water required to be furnished or supplied for use of the Premises in excess of that which would be required for use of the Premises as general office space as of the date of the Lease, nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that now usually furnished or supplied for use of the Premises as general office space.

6.1.5 Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord, which approval may be withheld in Landlord’s sole discretion.

6.1.6 Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building’s HVAC, electrical and plumbing systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules, regulations and directives, whether or not having the force of law, now in force or which may hereafter be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

6.1.7 Landlord reserves the right to reduce, interrupt or cease services of the HVAC, elevator, plumbing, and electric systems, when necessary, by reason of accident, emergency or governmental regulations, or for repairs, additions, alterations or improvements to the Premises or the Building until the repairs, additions, alterations or improvements shall have been completed, and shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air conditioning, or utility services, when prevented from so doing by strike, lockout or accident, or by any cause whatever beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirement of any federal, state, county or municipal authority, labor trouble, or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants, conditions, provisions or agreements in the Lease, or performance of any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike, labor dispute, lockout, laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority, accident, breakage, or repairs, or any other cause whatever beyond Landlord’s reasonable control, or where reasonable efforts are made to restore service, nor shall Rent be abated in any manner whatsoever by such failure of services. Tenant is responsible for its own emergency power requirements.

6.1.8 Tenant shall not contract to obtain electricity from any provider other than the provider selected by Landlord without Landlord’s prior written consent, which may be withheld in Landlord’s sole discretion.

6.2 Additional Services. Should Tenant require, and should Landlord provide, Additional Services, Tenant agrees to pay on demand, as Additional Rent, the expense of all Additional Services, and Landlord shall be entitled to impose and collect charges for Additional Services. Landlord may cause a switch and metering system to be installed at Landlord’s expense to measure the amount of utility services consumed. The cost of any such meters and their installation, maintenance, repair and replacement shall be paid by Landlord. All costs for such Additional Services shall be prorated among all tenants then requesting comparable Additional Services during such time periods.

6.3 Interruption. No interruption or malfunction of any Basic Services or Additional Services shall constitute an eviction or disturbance of Tenant’s use and possession of the Premises or a breach by Landlord of any of its obligations hereunder, nor render Landlord liable for damages or entitle Tenant to be relieved from any of its obligations under this Lease, specifically including, but not limited to, Tenant’s obligation to pay Rent, except as otherwise expressly provided in this Lease. If any interruption of malfunction of Basic Services or Additional Services occurs due solely to the negligence or intentional misconduct of Landlord or Landlord’s agents or contractors, and if Tenant ceases to use the Premises due to such interruption or malfunction and provides immediate notice to Landlord of such interruption or malfunction and the Tenant’s resulting cessation of its use of the Premises, then Rent shall abate as of the eleventh (11th) consecutive day of such interruption or malfunction until the same is corrected.

Section 7: ASSIGNMENT AND SUBLETTING.

7.1 Restriction on Assignment and Subletting.

7.1.1 Tenant shall not, directly or indirectly, by operation of law or otherwise, make any Transfer without obtaining Landlord’s written approval. Tenant shall provide Landlord with prior written notice (“Transfer Notice”) of the proposed Transfer, containing the items specified in Section 7.2 below. Subject to Section 7.5 hereof, Landlord’s written approval of a Transfer shall not be unreasonably withheld (except that Landlord shall have the right to exercise its sole, arbitrary and independent discretion, and to act reasonably, in respect of any request for consent to a lien, mortgage, deed of trust, encumbrance or hypothecation against the Premises, the Project or this Lease or Tenant’s interests hereunder). Within thirty (30) days after receipt of Tenant’s Transfer Notice and all the items specified in Section 7.2 below, Landlord shall notify Tenant of its election to (a) approve the requested Transfer, (b) disapprove the requested Transfer, or (c) exercise its recapture rights in accordance with Section 7.8. Any such attempted Transfer without the approval of the Landlord shall be null and void and of no effect.

7.1.2 Anything contained in this Lease to the contrary notwithstanding. Tenant shall not sublet the Premises on any basis such that the rent or other amounts to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or profits derived by the business activities of the proposed sublessee, or (b) any other formula such that any portion of the Rent would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provision hereto.

7.2 Documentation Required. The Transfer Notice shall be accompanied by each of the following:

(a) A copy of all proposed Transfer Documents.

(b) A statement setting forth the name, address and telephone number of the Transferee, and all principal owners of the Transferee.

(c) Current financial information regarding the proposed Transferee, including a statement of financial condition.

(d) For any sublease, a description of the portion of the Premises to be sublet.

(e) Any other information reasonably required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Premises or portion thereof.

7.3 Entity Tenant. If Tenant or the guarantor of Tenant’s obligations is a corporation the stock of which is not actively publicly traded on a national securities exchange, or is a limited liability company or unincorporated association or other entity, the transfer, assignment or hypothecation of any stock or direct or indirect interest in such corporation, limited liability company, association, or other entity or its assets in the aggregate in excess of twenty-five percent (25%) shall be deemed a Transfer within the meaning of this Section;

7.4 Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, an assignment or transfer of this Lease as a result of a merger, a consolidation, public offering, and/or sale of all of Tenant’s capital stock and/or assets shall not require the prior consent of Landlord; provided, however, the same shall not be binding on Landlord until a fully executed copy of such assignment and/or assumption of this Lease by the assignee shall have been delivered to Landlord; and, further, provided, that: (a) Tenant shall not then be in Default under this Lease beyond expiration of any applicable notice, grace or cure period; (b) the succeeding entity shall assume in writing all of the obligations of this Lease on the part of Tenant; (c) such entity has a tangible net worth of not less than that of Tenant as of the date of the execution of this Lease; and (d) such assignment or transfer shall in no manner relieve Tenant of any of the obligations undertaken by it under this Lease. Tenant shall submit such information as Landlord may reasonably require concerning all of the foregoing for Landlord’s files.

7.5 Reasonable Disapproval. Landlord shall not be deemed to have unreasonably withheld approval of a Transfer if consent to such Transfer is conditioned on any of the following grounds:

7.5.1 The business of the proposed Transferee and its use of the Premises shall not conflict with any exclusive use granted to any other tenant of the Project.

7.5.2 The proposed Transferee must be reputable and of good character with sufficient experience and reputation in operating a first class operation of the type and quality permitted under this Lease.

7.5.3 The proposed Transferee shall have a net worth sufficiently large and liquid for the proposed Transferee to meet its obligations under this Lease.

7.5.4 The subtenant or assignee must assume Tenant’s obligations (other than Base Rent) under the Lease relating to the portion of the Premises transferred.

7.5.5 The proposed Transferee shall not be a governmental entity or agency or any other type of institution, or agency that increases the traffic flow to, from or within the Building, or increases the use of the other facilities of the Building or imposes an extra burden upon Landlord with respect to furnishing the services referred to in this Lease.

7.5.6 There does not then exist any Default by Tenant under this Lease or any non-payment or non-performance by Tenant under this Lease which, with the passage of time and/or the giving of notice, would constitute a Default.

7.5.7 The proposed Transferee is not a tenant in the Building nor has it negotiated with Landlord for a lease of space within the building for a period of one year.

7.6 Continuing Obligations.

7.6.1 Notwithstanding any Transfer, Tenant shall remain fully liable for the performance of all obligations contained in this Lease. Any act or omission of a Transferee that violates any Lease obligations shall be a Default by Tenant.

7.6.2 Landlord shall have the right to approve the terms of each Transfer authorized by Landlord.

7.7 Transfer Premium. In the event of a Transfer, fifty percent (50%) of the Excess Consideration (as hereinafter defined) received by Tenant from or in respect of such Transfer shall be paid to Landlord (which amount is to be prorated where a part of the Premises are subleased) as Additional Rent. Tenant shall pay the Excess Consideration to Landlord at the end of each calendar year during which Tenant collects any Excess Consideration. Each payment shall be sent with a detailed statement showing: (i) the total consideration paid by the sublessee or assignee and/or received by Tenant; and (ii) any exclusions from the Excess Consideration permitted by this Paragraph. Landlord shall have the right to audit Tenant’s books and records to verify the amount of Excess Consideration due to Landlord and the accuracy of the statement required herein. The term “Excess Consideration” shall mean all consideration received by Tenant from an assignment or sublease in excess of the Base Rent and Additional Rent payable under this Lease (on a per square foot basis if less than all of the Premises are transferred), after deducting reasonable leasing commissions paid by Tenant or other reasonable out-of-pocket expenses paid by Tenant directly related to obtaining a sublessee or assignee (including, without limitation, reasonable attorneys’ fees and the cost of reasonable and customary tenant improvements).

7.8 Landlord’s Right to Recapture. Notwithstanding anything to the contrary contained in this Section 7, Landlord may elect to terminate this Lease as to the portion of the Premises sought to be subject to the Transfer (“Landlord’s Recapture Right”), except that Landlord’s Recapture Right shall not apply, and shall have no force or effect, with respect to a Transfer under Section 7.4, above. If Landlord exercises its right to terminate this Lease under this Section 7.8, Landlord shall be free to lease the Premises or any portion thereof (or of other premises within the Project) to any third party, including, without limitation, any third party identified by Tenant in its Transfer Notice, and Tenant shall not be entitled to any compensation, or to any portion of the rent or other consideration received by Landlord from such third party or otherwise, as a result thereof. Furthermore, Landlord’s exercise of its termination right shall not be construed to impose any liability on Landlord with respect to any real estate brokerage, finders’, or other fee, commission or other compensation that Tenant may incur in connection with its proposed transaction.

7.9 Landlord’s Rights to Transfer. Landlord shall have the right to sell, transfer, hypothecate or assign any or all of its rights and obligations under this Lease. Upon the transfer of all of Landlord’s interest under this Lease, all liabilities and other obligations of the Landlord arising on or after the date of the transfer shall be the sole responsibility of the transferee. The transferor is hereby released from any claim with respect thereto upon the assumption of the obligations of Landlord hereunder by the transferee.

Section 8: INSURANCE/INDEMNITY.

8.1 Policies. All insurance required to be carried by Tenant hereunder shall be issued by insurance companies qualified to do business in the State of Washington and rated A-:VIII or better in the most current issue of “Best’s Key Rating Guide.” Current, original certificates and applicable endorsements evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least thirty (30) days prior to Tenant’s taking occupancy of the Premises, and the expiration of any policy required hereunder. Tenant will provide Landlord with prior written notice of any material change to the insurance policies carried by Tenant. It is agreed that all insurance coverage maintained by Tenant under this Lease with respect to the Premises shall be primary and that any similar insurance maintained by Landlord or the other named additional insureds for its and/or their own protection shall be secondary or excess and not contributing insurance.

8.2 Tenant’s Insurance. During the Term, Tenant shall, at Tenant’s sole expense, procure and maintain the following insurance:

8.2.1 “Special Form” (formerly known as “All Risk”) insurance, including fire, extended coverage, sprinkler leakage (including earthquake sprinkler leakage), vandalism and malicious mischief, covering all Tenant Alterations, and any and all Personal Property, in an amount not less than 100% of their actual replacement cost from time to time. The proceeds of such insurance shall be used for the repair or replacement of the property insured.

8.2.2 . Commercial general liability insurance for injury to or death of any person and damage to property of others in connection with the construction of improvements on the Premises and with Tenant’s use of and operations in the Premises. Such insurance shall be for $2,000,000 per occurrence and $3,000,000 annual aggregate and include coverage for premises medical payments of at least $5,000. This limit may be achieved by the use of a primary general liability policy combined with an excess or umbrella liability policy; except that the limits of liability shall be adjusted from time to time during the Term to such higher limits as Landlord may reasonably require under then current conditions. Tenant’s policy of liability insurance shall include an endorsement naming Landlord, its officers, directors, agents, employees, divisions, subsidiaries, partners, shareholders, affiliated companies and any Lender designated by Landlord, as additional insureds.

8.2.3 Workers’ compensation insurance in the amount required by the state in which the Premises are located, and Employers’ liability with limits of $1,000,000 for each accident, each employee, and each illness pertaining to Tenant’s employees; and

8.2.4 Business interruption insurance for business income and extra expense coverage with limits of at least one hundred percent (100%) of Tenant’s Base Rent for a twelve (12) month period.

Tenant shall carry and maintain during the Term (including any option periods, if applicable) increased amounts of the insurance required to be carried by Tenant pursuant to this Article 8 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be required by Landlord from time to time.

8.3 Waiver of Subrogation. Notwithstanding anything to the contrary set forth in this Lease, Landlord (for itself and its insurer), waives any rights, including rights of subrogation, and Tenant (for itself and its insurer), waives any rights, including rights of subrogation, each may have against the other party (including such party’s Affiliates), and Tenant (for itself and its insurer) waives any rights, including rights of subrogation, it may have against any of the additional insureds required to be named under Section 8.2.2. for compensation of any loss or damage occasioned to Landlord or Tenant arising from any risk generally covered by the “special form coverage” insurance required to be carried by Landlord and Tenant. The foregoing waivers shall be effective whether or not the parties maintain the insurance required to be carried pursuant to this Lease. All policies of insurance which Tenant or Landlord obtains pursuant to this Lease shall include a clause or endorsement denying the insurer any right of subrogation against Landlord and/or Tenant, so long as the same can be obtained from an insurance company meeting the standards set forth in Section 8.1 above.

8.4 Tenant’s Failure to Insure. If Tenant fails to maintain any insurance required by this Lease, Tenant shall be liable for any loss or cost resulting from that failure. Landlord may, but shall not be obligated to, provide for such insurance at Tenant’s cost. This Section 8.4 shall not waive any of Landlord’s other rights and remedies under this Lease. Tenant shall not keep, use, sell or offer for sale in or upon the Premises any article, which may be prohibited by the standard form of any insurance policy required hereunder. Tenant agrees to pay for any increase in premiums for insurance referred to herein that may be charged during the Lease Term on the amount of such insurance which may be carried by Landlord on the Premises or the Project, resulting from any activity on or in connection with the Premises, whether or not Landlord has consented to the same.

8.5 Indemnity. Tenant hereby indemnifies Landlord, Landlord’s Employees and their respective successors, assigns, partners, directors, officers, shareholders, employees, agents, lenders, ground lessors and attorneys (collectively, the “Indemnified Parties”) and shall forever save and hold the Indemnified Parties harmless, from and against all obligations, liens, claims, liabilities, costs (including, but not limited, to all attorneys’ and other professional fees and expenses), actions and causes of action, threatened or actual, which Landlord may suffer or incur arising out of or in connection with Tenant’s and Tenant’s Employees actions and omissions relating to this Lease, including without limitation the use by Tenant and Tenant’s Employees of the Premises, the conduct of Tenant’s business, any activity, work or things done, permitted or suffered by Tenant in or about the Premises or the Project, Tenant’s or Tenant’s Employees’ failure to comply with any applicable Law, or any negligence or willful misconduct of Tenant or any of Tenant’s Employees. In case of any claim, demand, action or cause of action, threatened or actual, against Landlord, upon notice from the Indemnified Parties, Tenant shall defend the Indemnified Parties at Tenant’s expense by counsel reasonably satisfactory to the Indemnified Parties. If Tenant does not provide such a defense against any and all claims, demands, actions or causes of action, threatened or actual, then Tenant shall, in addition to the above, pay the Indemnified Parties the expenses and costs incurred by the Indemnified Parties in providing and preparing such defense, and Tenant agrees to cooperate with the Indemnified Parties in such defense, including, but not limited to, the providing of affidavits and testimony upon request of the Indemnified Parties.

To the extent necessary to fully indemnify Landlord and the Indemnified Parties from claims made by Tenant or Tenant’s Employees, the indemnity set forth in this Section constitutes a waiver of Tenant’s immunity under the Washington Industrial Insurance Act, RCW Title 51.

Tenant’s Initials:	/s/ DR

Notwithstanding any other provisions of this Lease to the contrary, in compliance with RCW Title 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which a party (the “Indemnitor”) agrees to indemnify the other (the “Indemnitee”) against liability for damages arising out of bodily injury to persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee’s agents or employees, and (b) the Indemnitor or the Indemnitor’s agents or employees, shall apply only to the extent of the Indemnitor’s negligence; provided, however, the limitations on indemnity set forth in this Section 8.5 shall automatically and without further act be deemed amended so as to remove any of the restrictions contained in this Section 8.5 no longer required by then applicable law.

8.6 Landlord’s Insurance. Landlord shall insure the Building during the Term against damage by fire, and standard extended coverage perils, and shall carry general liability insurance insuring Landlord, all in such amounts and with such deductibles as Landlord may determine from time to time in its sole discretion. None of the insurance carried by Landlord shall name Tenant as an insured or otherwise be for the benefit of Tenant, as a third party beneficiary or otherwise.

8.7 Tenant’s Assumption of Risk. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause, and Tenant hereby waives all related claims against Landlord and the other Indemnified Parties except to the extent caused by the sole negligence or intentional misconduct of Landlord or the Indemnified Parties. Without implying any obligation of Landlord or Landlord’s Employees to accept any of Tenant’s property for safekeeping, Landlord and Landlord’s Employees shall not be liable for any damages to property entrusted to Landlord or Landlord’s Employees, nor for loss of or damage to any property in or about the Premises by theft or otherwise. Landlord and Landlord’s Employees shall not be liable for any latent defect in the Premises or in the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project.

8.8 Exemption of Landlord. In the event that Landlord is prevented or delayed from making any repairs or furnishing any services or performing any other covenant or duty to be performed by Landlord hereunder by reason of any Force Majeure, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement of Rent, or to claim an actual or constructive, total or partial eviction from the Premises. Tenant hereby agrees that Landlord and the other Indemnified Parties shall not be liable for any injury to Tenant’s business or any loss of income therefrom or other consequential damages from any cause whatsoever. The Indemnified Parties shall not be liable for any damage, destruction or loss of property or for any injury or death to any person arising from any act or neglect of any other tenant or other occupant or user of the Project, or any matter beyond the reasonable control of the Indemnified Parties.

Section 9: DAMAGE OR DESTRUCTION.

9.1 Damage Generally. If any part of the Premises or the Project is damaged by fire or other casualty and the damage affects Tenant’s use or occupancy of the Premises, Tenant shall give prompt notice to Landlord. To the extent that Landlord has available insurance proceeds in connection with such casualty, Landlord shall repair such damage with reasonable diligence. If any substantial part of the Premises is rendered untenantable by reason of damage not caused by the negligence or willful misconduct of Tenant or any of Tenant’s Employees, for more than twenty (20) consecutive days, then the Base Rent hereunder shall thereafter abate in proportion to the rentable area of the Premises rendered untenantable until the date when such part of the Premises shall have been delivered to Tenant with Landlord having completed its obligations hereunder, unless Landlord shall make available to Tenant during the period of such repair other space in the Project reasonably suitable for the temporary conduct of Tenant’s business. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from such damage or repair, construction or restoration. Tenant waives the provisions of any Law allowing Tenant to make repairs and deduct the cost thereof from any Rent. Except as provided herein, Landlord shall restore or repair the Premises diligently and to their condition immediately prior to the damage. Landlord shall not be liable for delays in repair or restoration caused by Force Majeure.

9.2 Exceptions to Obligation to Rebuild. Despite Section 9.1, this Lease may be terminated by Landlord in any of the following situations:

(a) If substantial alteration or reconstruction of the Project shall, in the opinion of Landlord, be required as a result of damage by fire or other casualty; or

(b) If all available insurance proceeds are less than 100% of the cost of restoration;

(c) If the damage to the Project or Premises is caused by the act or omission (whether or not negligent or willful) of Tenant or any of Tenant’s Employees;

(d) If existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before the destruction.

Any such election to terminate this Lease shall be exercised by notice from Landlord to Tenant served by the later of 60 days after the date of the damage, or 30 days after the final settlement of all claims under all applicable insurance relating to the damage. The notice shall specify the date of termination, which shall be at least thirty (30) days after notice is given. In the event Landlord gives such notice of termination, this Lease shall terminate as of the date specified, and all Rent (to the extent not otherwise abated) shall be prorated to of the later of the date of termination or Tenant’s vacation of the Premises.

9.3 Extent of Landlord’s Obligation to Repair. Subject to Landlord’s right to terminate as set forth above, Landlord shall make repairs to the structural elements and the shell of the Premises at Landlord’s expense, and the repair and restoration of Tenant Alterations and the Personal Property shall be the sole obligation of Tenant. Tenant shall commence such repair and restoration and the installation of its stock-in-trade, fixtures, furniture, furnishings and equipment promptly upon delivery to it of possession of the Premises and shall diligently prosecute any such work and installation to completion. In no event shall Landlord have any obligation to make repairs or restoration to the extent all insurance proceeds actually received by Landlord are insufficient to pay for the same. However, at Landlord’s option, Landlord’s contractor shall perform all reconstruction work in the Premises at Tenant’s expense. In the event that Landlord does not elect to have Landlord’s contractor repair all of the damage or destruction, Tenant shall undertake the repair and restoration of Tenant Alterations in a diligent, first-class manner in accordance with the provisions Section 4 hereof. Notwithstanding anything to the contrary, in the event of a casualty to the Premises or Project that (i) prevents Tenant from accessing the Premises or using the Premises for Tenant’s intended purposes, (ii) cannot reasonably be repaired within ninety (90) days and (iii) is not caused by the act or omission (whether or not negligent or willful) of Tenant or any of Tenant’s Employees, then Tenant may elect to terminate this Lease by providing written notice to Landlord within ten (10) days of the date of the casualty.

9.4 Near End of Term. Notwithstanding anything to the contrary contained in this Section 9, Landlord shall not have any obligation of any nature to repair, reconstruct or restore the Premises when the damage resulting from any casualty occurs during the last 24 months of the Term, and, in such event, Landlord shall have the right to cancel this Lease within 90 days after the occurrence of such damage or destruction or to allow Tenant a pro rata abatement of all monthly charges hereunder to the extent the Premises or any portion thereof are rendered untenantable.

Section 10: CONDEMNATION AND OTHER TAKINGS.

10.1 Condemnation. If any part of the Project shall be taken for public or quasi-public use by the right of eminent domain, or if the same is transferred by agreement in connection with such public or quasi-public use or under threat of eminent domain (collectively, a “Taking”), Landlord shall have the option, exercisable within 30 days after the effective date of the Taking, to terminate this Lease as of the date possession is acquired by the condemning authority. Tenant may terminate this Lease by reason of a Taking if, and only if, there is a Taking of a portion of the Premises to such an extent to substantially impair Tenant’s use of the Premises. Tenant shall have no right to terminate this Lease following any Taking except as set forth in the preceding sentence. It is the intent of the parties hereto that the terms of this Lease shall govern in the event of any Taking.

10.2 Partial Taking. In the event of a Taking of a portion of the Premises which does not result in a termination of this Lease under Section 10.1 above, all monthly charges shall be equitably abated, as determined by Landlord.

10.3 Restoration. In the event of a Taking of a portion of the Premises which does not result in a termination of this Lease under Section 10.1 above. Landlord shall proceed to restore the remaining portion of the Premises (other than Tenant Alterations) as nearly as practicable to its condition prior to the Taking. However, Landlord shall be obligated to restore at its expense as provided herein only to the extent of condemnation proceeds awarded in connection with the Taking and allocated to restoration costs.

10.4 Award. In the event of any Taking of all or a part of the Project, Landlord shall be entitled to receive the entire award in the condemnation proceedings, and Tenant hereby assigns to Landlord, any and all right, title and interest of Tenant in or to any such award, and Tenant shall be entitled to receive no part of such award. Despite the foregoing, Tenant shall not be precluded from claiming from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in respect of Tenant’s tangible Personal Property, or for relocating to new space, or for the unamortized portion of any tenant improvements installed in the Premises to the extent they were paid for by Tenant, so long as the same does not reduce the amount of any award payable to Landlord.

Section 11: DEFAULT BY TENANT.

The occurrence of any one or more of the following shall be deemed a “Default” by Tenant and a material breach of this Lease:

11.1 Deleted.

11.2 Nonpayment of Rent. Tenant’s failure to pay any Rent due or to make any other monetary payment imposed under the terms of this Lease, for a period of three (3) business days after written notice from Landlord.

11.3 Non-delivery of Documents. Tenant’s failure to execute and deliver any documents required by this Lease within the time periods specified.

11.4 Other Obligations. Tenant’s failure to perform any other obligation under this Lease (including the Rules and Regulations) for fifteen (15) days after written notice from Landlord; however, if more than fifteen (15) days are reasonably required for cure, Tenant shall not be in default hereunder if Tenant shall promptly (and in any event within five (5) days after receipt of Landlord’s notice) commence the cure of the default and diligently prosecute the same to completion, so long as cure is completed within thirty (30) days after receipt of Landlord’s notice.

11.5 General Assignment. A general assignment by Tenant or any Guarantor for the benefit of creditors.

11.6 Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant or any Guarantor, or the filing of an involuntary petition by Tenant’s creditors or the creditors of any Guarantor, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under any Law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all Defaults of Tenant outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligation under this Lease.

11.7 Receivership. The employment of a receiver to take possession of substantially all of the assets and business of Tenant or any Guarantor or the Premises if such receivership remains undissolved for a period of thirty (30) days after creation thereof.

11.8 Attachment. The attachment, execution or other judicial seizure of all or substantially all of the assets of Tenant or any Guarantor or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof.

11.9 Insolvency. The admission by Tenant or any Guarantor in writing of its inability to pay its debts as they become due, the filing by Tenant or any Guarantor of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Law providing for debtor relief, the filing by Tenant or any Guarantor of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or any Guarantor in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant or any Guarantor seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Law, such proceeding shall not have been dismissed.

11.10 Misrepresentation. Any material misrepresentation herein by Tenant, or any material misrepresentation or omission in any financial statements or other materials provided to Landlord by or on behalf of Tenant in connection with negotiating or entering into this Lease, or provided by or on behalf of Tenant or by any Transferee in connection with any Transfer.

Any notice given pursuant to this Section 11 is in lieu of any written notice required by statute or law, and Tenant waives (to the fullest extent permitted by law) the giving of any notice other than that provided for in this Section 11. To the extent the foregoing is not permitted by law, any notice under this Section 11 shall run concurrently with, and not in addition to, any similar time periods prescribed by applicable law.

Section 12: LANDLORD’S REMEDIES UPON DEFAULT.

12.1 Termination. In the event of a Default, Landlord shall have the right to terminate this Lease. The election to terminate may be stated in any notice served upon Tenant with respect to the Default. After the termination, Landlord may enter the Premises and remove Tenant, any other person occupying the same, and any or all Personal Property. Any such repossession shall be without prejudice to any of the remedies that Landlord may have under this Lease, or at law or in equity, by reason of the Default or the termination.

12.2 Continuation After Default. In the event of the occurrence of a Default, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under Section 12.1, and Landlord may enforce all its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due and Landlord shall expressly have the remedies set forth in any applicable code section. Acts of maintenance, preservation or efforts to lease the Premises, or the appointment of receiver upon application of Landlord to protect Landlord’s interest under this Lease, shall not constitute an election to terminate Tenant’s right to possession in the absence of written notice to the contrary.

12.3 Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of Section 12.1 Landlord shall have all the rights and remedies of a landlord provided by any applicable code section. Landlord shall be entitled to recover from Tenant: (a) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such Default, recovering possession of the Premises, expenses of reletting the Premises to a new tenant, (including necessary renovations, alterations and improvements to the Premises, and leasing commissions incurred), and all attorneys’ and other professional and paraprofessional fees and other costs and expenses incurred in good faith in connection with any of the foregoing. The “worth at the time of award” of the amounts referred to in (a) and (b), above shall be computed with interest at the maximum lawful rate. The “worth at the time of award” of the amount referred to in (c), above shall be computed by reference to the formula prescribed by, and using the lowest discount rate permitted under, any applicable Law.

12.4 Remedies Cumulative. All rights, privileges and elections or remedies of the parties are cumulative and, to the extent permitted by any Law and except as otherwise provided herein, are not alternative.

Section 13: LANDLORD’S DEFAULT.

13.1 Right to Cure. Landlord shall not be deemed to be in default in the performance of any obligation required of it under this Lease until it has failed to perform such obligation within 30 days after receipt by Landlord of written notice from Tenant to Landlord, specifying the obligation in question and the manner in which Landlord has failed to perform the obligation. If the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, Landlord shall not be in default if Landlord commences to cure the default within the thirty (30) day period and proceeds to completion with reasonable promptness.

13.2 Tenant’s Remedies. Except as expressly set forth in, and limited by, the terms of this Lease, Tenant hereby waives and relinquishes any and all rights which Tenant may have to terminate this Lease or to withhold Rent for any reason whatever, including without limitation on account of any default by Landlord of its obligations under this Lease, and any damage to, or condemnation, destruction or state of disrepair of, the Premises. Tenant’s sole remedy for a breach of this Lease shall be limited to an action for damages, injunctive relief or specific performance of this Lease. Under no circumstances shall Landlord be liable for special damages, indirect damages or other consequential damages, including without limitation, injury to Tenant’s business or for any loss of income or profit therefrom.

13.3 Notice to Lenders. Tenant agrees to give all Lenders, by registered or certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that prior to such obligation to give notice, Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the addresses of the Lenders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided in this Lease, then before Tenant pursues its other remedies, all Lenders shall have an additional thirty (30) days (the “Lender Cure Period”) within which to cure the default on behalf of Landlord; except that if the default cannot be reasonably cured within the Lender Cure Period, each of the Lenders shall have such additional time as may be reasonably necessary to complete such cure. If the default is such that a Lender must gain possession of the Project or any portion of it in order to be able to effect a cure, then the commencement of foreclosure proceedings against Landlord shall be deemed to constitute the commencement by the Lender of the cure of the default by Landlord.

Section 14: SUBORDINATION.

14.1 Subordination. Subject to the provisions of Section 14.2 below, this Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate at all times to any Mortgage now or hereafter existing, and to all advances made or hereafter to be made against or to protect the security thereof. If requested by Landlord, Tenant agrees to execute and deliver to Landlord, within 10 days after written demand therefor, a subordination agreement in such form required by any Lender, or such further instruments confirming the subordination of this Lease to any Mortgage as may be requested by Landlord or any Lender from time to time. Any failure or refusal of Tenant to execute such an agreement within 10 days shall constitute a Default. However, no such additional agreement shall be necessary to effectuate such subordination.

14.2 Attornment. Notwithstanding the provisions of Section 14.1. in the event of the foreclosure of any Mortgage or cancellation or termination of any Master Lease, Tenant, at the request of the then successor to the Landlord following such event, shall attorn to and recognize the successor (herein referred to as the “Successor Landlord”), as Landlord under this Lease; provided that Tenant agrees that and Successor Landlord shall not be: (a) liable in any way for any act, omission, neglect or default of any prior Landlord (including, the then defaulting Landlord), except that the Successor Landlord shall be obligated to cure any continuing default, but only to the extent that such default continues after the date that the Successor Landlord succeeds to the interest of Landlord under this Lease, or (b) subject to any claim, defense, counterclaim or offsets which Tenant may have against any prior Landlord (including, the then defaulting Landlord), or (c) bound by any payment of rent or additional rent which Tenant might have paid for more than one month in advance of the due date under this Lease to any prior Landlord (including, the then defaulting Landlord), or (d) bound by any obligation to make any payment to Tenant which was required to be made prior to the time the Successor Landlord succeeded to any prior Landlord’s interest, or (e) accountable for any monies deposited with any prior Landlord (including security deposits, if any), except to the extent such monies are actually received by the Successor Landlord, or (f) bound by any amendment or modification of this Lease made without the prior written consent of each ground lessor and lender. Tenant agrees to execute and deliver at any time upon request of any Lender or purchaser, and the successors of either, any instrument reasonably requested to further evidence such attornment. Tenant hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any Mortgage termination or foreclosure. Tenant also agrees that any Lender may, at its option, unilaterally elect to fully or partially subordinate its Mortgage to this Lease by an instrument in form and substance satisfactory to the Lender which Tenant shall execute within ten (10) days after written request. Any failure or refusal by Tenant to execute such instrument within the time period specified in this Section 14.2 (without additional time, despite any other provision of this Lease) shall constitute a Default hereunder, but shall not affect the validity or enforceability of the subordination.

14.3 Mortgagee’s Liability. Despite the provisions of Section 42 below, in the event that any Lender or its respective successor in title shall succeed to the interest of Landlord hereunder, the liability of the Lender or successor shall exist only so long as it is the owner of the Project, or the interest therein superior to this Lease under any Master Lease. Except for the Base Rent paid by Tenant upon execution of this Lease, no Base Rent or any other Rent charge shall be paid more than 30 days prior to the due date thereof, and payments made in violation of this provision shall be a nullity as against any Lender, except to the extent that those payments are actually received by the Lender.

Section 15: INSPECTIONS AND ACCESS.

15.1 Entry. Landlord and its agents or representatives may enter the Premises at reasonable hours and with reasonable prior notice (except in the event of an emergency) to inspect the Premises, exhibit the Premises to prospective purchasers, lenders or tenants, determine whether Tenant is complying with all Tenant’s obligations hereunder, supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, post notices of nonresponsibility, and make repairs or do any work required of Landlord under this Lease or make repairs or do any other work for the benefit of the Project. All such work shall be done as expeditiously as reasonably feasible so as to cause as little interference to Tenant as reasonably possible without requiring extraordinary expenditure on the part of Landlord. In no event shall Tenant be entitled to any reduction or abatement of Rent, or to make any claim for damages against Landlord, as a result of any act of Landlord carried out pursuant to this Section 15.1. Tenant hereby waives any claim for damages or claim in connection with any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, or any other loss caused by the exercise of such rights by Landlord. Landlord shall at all times have a key to all doors providing entry to the Premises, but excluding Tenant’s vaults, safes, files, or security rooms (as to which Tenant shall provide Landlord with prompt supervised access. Landlord shall have the right to use any and all means that Landlord may deem proper to open any doors to or within the Premises in the event of an emergency, without liability to Tenant except for any failure by Landlord to exercise due care for Tenant’s property under the circumstances, and in any event with no liability to Tenant if the emergency was caused by the act or omission of Tenant or any of Tenant’s Employees.

15.2 Access. If Tenant shall not have any representative personally present to open and permit Landlord’s entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key without liability to Tenant except for any failure to exercise due care.

Section 16: SURRENDER OF PREMISES.

16.1 Removal by Tenant. At the expiration or earlier termination of this Lease, Tenant shall surrender to Landlord the Premises and all Tenant Alterations in good order, repair and condition, except for ordinary wear and tear, free of all tenancies and occupancies. Tenant shall remove all of its Personal Property from the Premises and shall, at Tenant’s expense, perform all necessary restoration, including, without limitation, restoration made necessary to the Premises or the Project by the removal of the Personal Property, at or prior to the expiration or termination of this Lease. Tenant has no obligation to remove any alterations or improvements that are present upon the Premises as of the date of execution of this Lease.

16.2 Removal By Landlord. Landlord may elect to retain or dispose of, in any manner, any Tenant Alterations or Personal Property that Tenant does not remove from the Premises on expiration or earlier termination of the Term. Title to such Tenant Alterations or Personal Property Landlord elects to retain on expiration or earlier termination of the Term shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such Tenant Alterations or Personal Property. Tenant shall be liable to Landlord for Landlord’s costs for storing, removing and disposing of any Tenant Alterations or Personal Property and the cost of any repairs to the Premises and/or the Project associated with the removal.

16.3 Holding Over. If Tenant holds over after the expiration or earlier termination of the Term with or without the express written consent of Landlord, such Tenancy shall be from month-to-month only, at a rental rate equal to one hundred fifty percent (150%) of the Base Rent in effect upon the date of such expiration or termination, and otherwise subject to the terms, covenants and conditions herein specified. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this Section 16.3 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord hereunder or as otherwise available to Landlord as a matter of law nor shall the foregoing be construed as consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord upon the expiration or other termination of this Lease.

Section 17: LANDLORD’S LIABILITY; SALE BY LANDLORD.

17.1 No Personal Liability. Landlord or any successor in interest of Landlord (whether one or more individual(s), a partnership, a joint venture, a corporation, a trustee or other fiduciary, or the trust or other entity or organization for which any fiduciary acts) shall have no direct or personal liability with respect to any term or requirement of this Lease beyond Landlord’s or the successor’s interest in the Project. Tenant shall look solely to the estate of Landlord or the successor in the Project for the satisfaction of any claim by Tenant, it being the intention and agreement of the parties to this Lease that none of Landlord or the other Indemnified Parties be personally liable for any deficiency or judgment against Landlord arising out of this Lease.

17.2 Tenant’s Equitable Remedy. Tenant shall not be entitled to any damages because of Landlord’s failure or refusal to consent or approve of any matter requested by Tenant. Tenant’s sole remedy shall be an action for specific performance or injunction.

17.3 Deposit. In the event the original Landlord hereunder, or any successor in interest of Landlord, shall sell or convey its interest in the Project, Tenant agrees to attorn to such new owner. Landlord shall transfer to the new owner the balance of the Security Deposit, if any, and, after notice to Tenant, Landlord shall be relieved of all future liability with respect to such Security Deposit.

17.4 Covenants. In the event of any transfer by any Landlord of its interest, such Landlord shall be automatically relieved from all liability accruing from and after the date of the transfer or conveyance.

Section 18: HAZARDOUS MATERIALS.

18.1 Definitions. As used in this Section 18, the following words or phrases shall have the following meanings:

(a) “Agents” means Tenant’s partners, officers, directors, shareholders, employees, agents, contractors, assignees, subtenants and any other third parties entering upon the Project at the request or invitation of Tenant.

(b) “Claims” means claims, liabilities, losses, actions, environmental suits, causes of action, legal or administrative proceedings, damages, fines, penalties, loss of rents, liens, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs of defense, and consultants’, engineers’ and other professionals’ fees and costs).

(c) “Hazardous Materials” means any: (i) Substance which is regulated by any Hazardous Materials Law; (ii) asbestos and asbestos-containing materials; (iii) urea formaldehyde; (iv) radioactive substance; (v) flammable explosives; (vi) petroleum, including crude oil or any fraction thereof; (vii) polychlorinated biphenyls; and (viii) “hazardous substances,” “hazardous materials” or “hazardous waste” under any Hazardous Materials Law.

(d) “Hazardous Materials Laws” mean: (i) any existing or future federal, state or local law, ordinance regulation or code which protects health, safety or welfare, or the environment; (ii) any existing or future administrative or legal decision interpreting any such law, ordinance, regulation or code; and (iii) any common law theory which may result in Claims against Landlord, the Premises or the Project.

(e) “Permits” means any permit, authorization, license or approval required by any applicable governmental agency.

(f) “Substance” means any substance, material, product, chemical, waste, contaminant or pollutant.

(g) “Use” means use, generate, manufacture, produce, store, release, discharge, allow to exist and transport to or from the Project.

18.2 Use of Hazardous Materials. Without limiting the generality of this Section 18, and except as provided hereinbelow, Tenant covenants and agrees that Tenant and its Agents shall not bring into, maintain upon, or Use in or about the Project, or transport to or from the Project, any Hazardous Materials, nor shall Tenant or its Agents release or dispose of any Hazardous Materials in, on, under or about the Project in violation of any Hazardous Materials Law. Notwithstanding the foregoing provisions, Tenant may Use any Substance typically found or used in premises for the Permitted Use permitted by this Lease, so long as: (a) any such Substance is typically found only in such quantity as is reasonably necessary and customary for Tenant’s Permitted Use; (b) a list of such Hazardous Materials is provided to Landlord in writing prior to any such Use; (c) any such Substance and all equipment necessary in connection with the Substance are Used strictly in accordance with the manufacturers’ instructions therefore; (d) no such Substance is released or disposed of in or about the Project in violation of any Hazardous Materials Law; (e) any such Substance and all equipment necessary in connection with the Substance are removed from the Project and Premises and transported for Use or disposal by Tenant in compliance with any applicable Hazardous Materials Laws upon the expiration or earlier termination of this Lease; and (f) Tenant and its Agents comply with all applicable Hazardous Materials Laws. Tenant shall not use or install in or about the Premises any asbestos or asbestos-containing materials.

18.3 Delivery of Notices. Tenant shall furnish to Landlord copies of all notices, claims, reports, complaints, warnings, asserted violations, documents or other communications received or delivered by Tenant, as soon as possible and in any event within five (5) days after such receipt or delivery, with respect to any actual or alleged Use, disposal or transportation of Hazardous Materials in or about the Premises and the Project. Whether or not Tenant received any such notice, claim, report, complaint, warning, asserted violation, document or other communication, Tenant shall immediately notify Landlord, orally and in writing, if Tenant or any of its Agents knows or has reasonable cause to believe that any Hazardous Materials, or a condition involving or resulting from the same, is present, in Use, has been disposed of, or transported to or from the Premises or the Project. The parties hereto acknowledge the potential existence of fungi, bacteria, molds and viruses in or around the Building. In that regard the parties hereto acknowledge that Landlord shall not have any liability for damage and/or claims resulting from any claims made against Landlord for fungi, including but not limited to mold, mildew, yeast; bacteria; viruses; or dust, spores, odors, particulates or byproducts, including mycotoxins and endotoxins, resulting from any source whatsoever.

18.4 Cleanup and Remediation. If Tenant or its Agents violate any provision of this Section 18, then Tenant shall immediately notify Landlord in writing and shall be obligated, at Tenant’s sole cost, to abate, remediate, clean-up and/or remove from the Project, and dispose of, all in compliance with all applicable Hazardous Materials Laws, all Hazardous Materials Used by Tenant or its Agents. Such work shall include, but not be limited to, all testing and investigation required by Landlord, Landlord’s Lender and/or ground Lessor, if any, and any governmental authorities having jurisdiction, and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. Tenant’s indemnification covenant set forth in Section 18.6 shall extend to any enforcement or other action instituted by any governmental authority with respect to any such alleged requirement and, Tenant shall promptly, at Tenant’s cost, comply with any requirement determined to be applicable to Tenant. All such work shall, in each instance, be conducted (a) to the satisfaction of the governmental authority having jurisdiction, if a governmental authority has assumed jurisdiction of such work, (b) to Landlord’s reasonable satisfaction if a governmental authority has but declines to assume jurisdiction of such work or (c) to Landlord’s reasonable satisfaction if there is no applicable governmental requirement with respect to such work and no governmental authority takes jurisdiction of such work. If Tenant does not reasonably comply with the provisions of this Section 18.4, then Landlord may, without prejudicing, limiting, releasing or waiving Landlord’s rights under this Section 18, separately undertake such work, but only after first giving Tenant notice of its intent to do so and the opportunity to cure such default and Tenant shall promptly reimburse all costs incurred by Landlord.

18.5 Entry. Landlord shall have the right to enter and inspect the Premises, and the right to inspect Tenant’s books and records, to verify Tenant’s compliance with, or violations of, the provisions of this Section 18. Furthermore, Landlord may conduct such investigations and tests as Landlord or Landlord’s Lender may require. If either (a) as a result of such inspections or tests, Tenant is found to be in material breach of the provisions of this Section 18 or (b) as to any test or investigation requested by any governmental authority or Landlord’s Lender there is reasonable cause to believe that Tenant is in material breach of the provisions of this Section 18, then, in either such instance, Tenant, in addition to its other obligations set forth in this Section 18, shall promptly reimburse Landlord for all costs incurred in connection with such test or inspection.

18.6 Indemnity. Tenant shall indemnify, defend and hold harmless Landlord and the other Indemnified Parties, and the Project, from and against any and all Claims incurred by such Indemnified Parties, or any of them, in connection with or as the result of: (a) the presence, Use or disposal of any Hazardous Materials in or about the Premises or Project by Tenant or its Agents; (b) any injury to or death of persons or damage to or destruction of property resulting from the presence, Use or disposal of any Hazardous Materials in or about the Premises or Project by Tenant or its Agents; (c) any violation by Tenant or its Agents of any Hazardous Materials Laws; and (d) any failure of Tenant or its Agents to observe the provisions of this Section 18.6. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary testing, investigation, studies, reports, repair, clean-up, detoxification or decontamination of the Premises or Project, and the preparation and implementation of any closure, removal, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the Term. For purposes of this indemnification provision, any acts or omissions of Tenant and its Agents (regardless of whether they are negligent, intentional, willful, or unlawful) shall be strictly attributable to Tenant. If, at any time after the initiation of any suit, action, investigation or other proceeding which could create a right of indemnification under this Section 18.6. Tenant is not complying with the provisions of Section 18.4, then Landlord may, without prejudicing, limiting, releasing or waiving the right of indemnification provided herein, separately defend or retain separate counsel to represent and control the defense as to Landlord’s interest in such suit, action, investigation or other proceeding. Tenant shall pay all costs of Landlord’s separate defense or counsel upon demand.

Section 19: CORPORATION AS TENANT. If a corporation executes this Lease as Tenant, then Tenant hereby represents and warrants that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding upon and enforceable against Tenant in accordance with its terms.

Section 20: ENTIRE AGREEMENT. This Lease constitutes the entire understanding of the parties with respect to the Premises and supersedes all prior or contemporaneous understandings and agreements relating to the subject matter thereof. There are no other promises, covenants, understandings, agreements, representations, or warranties with respect to the subject matter of this Lease except as expressly set forth herein or in any instrument executed concurrently herewith.

Section 21: MODIFICATION. This Lease may not be modified, terminated or amended except pursuant to a written instrument duly executed by all of the parties hereto.

Section 22: BROKERS. Landlord and Tenant each warrant and represent to the other that it has not employed or dealt with any real estate broker or finder in connection with this Lease, except for the Broker, if any, whose name is set forth in the Basic Lease Provisions (whose commissions will be paid by Landlord), and that it knows of no other real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. Landlord and Tenant each agree to indemnify, defend and hold the other harmless from and against any and all claims of any other broker or finder, used by it on account of any brokerage commission or finder’s fee in connection with this Lease.

Section 23: NO RECORDATION. In no event shall this Lease or any memorandum thereof be recorded without the written consent of both Landlord and Tenant.

Section 24: TIME OF THE ESSENCE. Subject to the provisions of Section 32. time is of the essence of this Lease and each of the provisions hereof.

Section 25: FINANCIAL STATEMENTS. At any time during the Term (but not more than once in any twelve (12) month period, except in connection with a refinancing or sale by Landlord), Tenant shall upon 10 days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements of the 2 fiscal years of Tenant prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles.

Section 26: FURTHER ASSURANCES. From time to time, either party, at the request of the other party, and without further consideration, shall execute and deliver further instruments and take such other actions as the requesting party may reasonably require to complete more effectively the transactions contemplated by this Agreement.

Section 27: MODIFICATION FOR LENDER. If, in connection with obtaining any financing for the Project, the prospective lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications shall not increase the obligations of Tenant hereunder or have a materially adverse effect on the leasehold interest hereby created or Tenant’s rights hereunder.

Section 28: NO THIRD PARTY BENEFITS. This Lease is made and entered into for the sole benefit and protection of the parties hereto, and the parties do not intend to create any rights or benefits under this Lease for any person who is not a party to this Lease, other than a Lender and the Indemnified Parties.

Section 29: NAME OF PROJECT. Tenant shall not use the name, insignia or logo-type of the Project for any purpose. Tenant shall not use any picture of the Project in its advertising, stationary or any other manner.

Section 30: WAIVER. The waiver by any party of any term, covenant, agreement or condition herein contained shall be effective only if in writing and shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may develop between the parties in the administration of this Lease be construed to waive or to lessen the right of any party to insist upon the performance by the other party in strict accordance with all of the terms, covenants, agreements and conditions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, agreement or condition of this Lease, other than the failure of Tenant to timely pay, the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent.

Section 31: NO LIGHT AND AIR EASEMENT. Any diminution, restriction or shutting off of light or air by any building, signage or structure that may at any time be erected bn the Project or lands adjacent to or in the vicinity of the Project shall in no way affect this Lease, abate any Rent or otherwise impose any cost, liability or obligation upon Landlord.

Section 32: FORCE MAJEURE. Landlord shall not be chargeable with, nor be liable or responsible to Tenant for, anything or in any amount for any failure to perform or delay in performing caused by Force Majeure. Any such failure or delay due to Force Majeure shall not be deemed a breach of or default in the performance of this Lease by Landlord, nor shall Tenant be entitled to any abatement of Rent, or to claim an actual or constructive, total or partial eviction from the Premises. Tenant shall not be chargeable with, nor be liable or responsible to Landlord for, anything or in any amount for any failure to perform or delay in performing caused by Force Majeure. Any such failure or delay due to Force Majeure shall not be deemed a breach of or default in the performance of this Lease by Tenant. Notwithstanding the foregoing, Force Majeure shall not excuse any failure to pay Rent or make any other monetary payment.

Section 33: CIVIC PROGRAMS. Tenant agrees to cooperate and use its best efforts to participate in any traffic management, resource conservation, safety, and other similar programs, whether voluntary or required, which may be civic or community benefit programs generally applicable to businesses located in Seattle, Washington or specifically applicable to the Project or the area in which the Project is located, to, the fullest extent permitted by the requirements of Tenant’s business. Tenant shall execute and deliver promptly any documents requested by any governmental authority in connection with the foregoing. Neither this Section 33 nor any other provision in this Lease, however, is intended to, nor shall it, create any rights or benefits in any other person, firm, company, governmental entity or the public.

Section 34: ESTOPPEL CERTIFICATE. Tenant, shall at any time, and from time to time, upon ten (10) business days’ prior written notice from Landlord, execute, acknowledge and deliver to Landlord an Estoppel Certificate. Any Estoppel Certificate may be relied upon by any Lender or any prospective lender with respect to, or any prospective purchaser of any interest in, the Project.

Section 35: RIGHT TO PERFORMANCE. If Tenant shall fail to perform any act on its part to be performed hereunder, and such failure shall continue for ten (10) days after written notice thereof to Tenant, provided that no notice shall be required in cases of emergency, Landlord may, without waiving or releasing Tenant from any obligations of Tenant perform such act. All sums so paid by Landlord and all costs incidental thereto (including attorneys and other fees and costs), together with interest thereon at the Interest Rate from the date of such payment by Landlord, shall be deemed to be Rent and shall be payable to Landlord by Tenant upon demand therefor. Any obligation of Landlord under this Lease may be fulfilled by Landlord’s Employees or by any agent or independent contractor of Landlord.

Section 36: EXECUTION OF LEASE BY LANDLORD. Neither the submission of this document to Tenant, nor examination and negotiation by Landlord or Tenant, constitutes an offer to lease, or a reservation in favor of Tenant of, or option to Tenant for, the Premises. This document shall become effective and binding only upon execution and delivery hereof by Tenant and by Landlord.

Section 37: PROFESSIONAL FEES. If either party becomes involved in litigation or arbitration arising out of this Lease or the performance thereof, the court in such litigation or arbitrator in such arbitration shall, award legal expenses (including, but not limited to attorneys and other professional and paraprofessional fees incurred) to the prevailing party.

Section 38: SURVIVAL OF INDEMNITIES. All provisions in this Lease relating to indemnities by Tenant in favor of Landlord shall survive the expiration or termination hereof for any reason and shall run to the benefit of the original Landlord named herein as well as any successor in interest to it.

Section 39: NOTICES. All notices, requests, demands or other communications required or desired to be given hereunder, to be legally binding, shall be in writing and may be served personally (including service by any commercial messenger or courier service) or by registered or certified United States mail, return receipt requested, with all postage and fees fully prepaid, addressed to the respective address set forth in Section 1.1 and 1.2 above, or to such other address as the party to whom the notice is addressed has theretofore specified in a notice served upon the other party in accordance with the requirements hereof. Alternatively, notices may be served by facsimile transmission sent to the respective facsimile transmission number specified in the applicable Base Lease Provisions. All notices shall be effective upon actual delivery to the addressee, as evidenced by the return receipt if service is by mail, except in the case of a party that has relocated and has not served upon the other party a notice of a new address for service of notices as specified above, or in the case if a party to whom the notice is addressed that refuses to accept delivery of the notice, in either of which cases the notice shall be deemed effective upon the first date of attempted delivery, as indicated by the return receipt if the attempted service was by mail, at the last address of which the party attempting to make the service had notice. In addition, a copy of any notice with respect to a default of or claim against Landlord, which is served upon Landlord, shall be sent concurrently to all Lenders of which Tenant has notice, as provided in Section 13.3 above.

Section 40: OFAC COMPLIANCE. Tenant hereby warrants and represents that: (a) neither Tenant nor any of its affiliates does business with, sponsors, or provides assistance or support to, the government of, or any person located in, any country, or with any other person, targeted by any of the economic sanctions of the United States administered by The Office of Foreign Assets Control (“OFAC”), Tenant is not owned or controlled (within the meaning of the regulations promulgating such sanctions or the laws authorizing such promulgation) by any such government or person; and any payments and/or proceeds received by Tenant under the terms of this Lease will not be used to fund any operations in, finance any investments or activities in or make any payments to, any country, or to make any payments to any person, targeted by any of such sanctions; (b) no funds tendered to Landlord by Tenant under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws; (c) neither Tenant, nor any person controlling, controlled by, or under common control with, Tenant, nor any person having a beneficial interest in Tenant, nor any person for whom Tenant is acting as agent or nominee, nor any person providing funds to Tenant in connection with this Lease (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws; (iv) is a person or entity that resides or has a place of business in a country or territory which is designated as a Non-Cooperative Country or Territory by the Financial Action Task Force on Money Laundering, or whose subscription funds are transferred from or through such a jurisdiction; (v) is a “Foreign Shell Bank” within the meaning of the Patriot Act (i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision); (vi) is a person or entity that resides in, or is organized under the laws of, a jurisdiction designated by the Secretary of the Treasury under Section 311 or 312 of the Patriot Act as warranting special measures due to money laundering concerns; (vii) is an entity that is designated by the Secretary of the Treasury as warranting such special measures due to money laundering concerns; or (viii) is a person or entity that otherwise appears on any US.-government provided list of known or suspected terrorists or terrorist organizations. For purposes of this representation, the term “Anti-Money Laundering Laws” shall mean all laws, regulations and executive orders, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a financial institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations, and sanctions shall include, without limitation, the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), Executive Order 13224, the Bank Secrecy Act, 31 U.S.C. Section 531 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., the OF AC-administered economic sanctions, and laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957. Tenant has reviewed the OF AC website, and conducted such other investigation as it deems necessary or prudent, prior to making these representations and warranties.

Section 41: NON-DISCRIMINATION. Neither Tenant nor any of its affiliates, employees, contractors, subcontractors, or agents shall unlawfully discriminate against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, medical condition, marital status, age (over 40) or sex. Tenant and its affiliates, employees, contractors, subcontractors, and agents shall (i) assure that the evaluation and treatment of their employees and applicants for employment are free of such discrimination, (ii) take affirmative action to ensure that applicants are employed, and that employees are treated during employment without regard to, race, religion, color, national origin, ancestry, physical handicap, medical condition, marital status, age (over 40) or sex (including, but not limited to, during the activities of: upgrading, demotion, or transfer; recruitment or recruitment advertising, layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship), (iii) comply with the provisions of any applicable Employment laws and regulations in effect in the state, county and/or city where the Building is located, but only if and to the extent Tenant and its affiliates, employees, contractors, subcontractors, and agents are required to do so under applicable law, (iv) give written notice of their obligations under this clause to labor organizations with which they have a collective bargaining or other agreement, (v) conduct their respective activities in accordance with Title VI of the Civil Rights Act of 1964 and the rules and regulations promulgated thereunder, but only if and to the extent Tenant and its affiliates, employees, contractors, subcontractors, and agents are required to do so under applicable law, and (vi) post in conspicuous places, available to employees and applicants for employment, notices setting forth their respective policies regarding non-discrimination.

Section 42: REIT REPRESENTATIONS. In the event Landlord or any of its direct or indirect members or partners or any successor to any of the above needs to qualify as a real estate investment trust Tenant agrees to cooperate in good faith with Landlord to ensure that the Rent qualifies as “rents from real property,” within the meaning of Section 856(d) of the Internal Revenue Code and/or any similar or successor provisions thereto, including, without limitation, the following requirements (the “REIT Requirements”):

(a) Personal Property Limitation. Anything contained in this Lease to the contrary notwithstanding, the average of the fair market values of the items of personal property that are leased to Tenant under this Lease at the beginning and at the end of any Lease Year shall not exceed fifteen percent (15%) of the average of the aggregate fair market values of the leased property at the beginning and at the end of such Lease Year (the “Personal Property Limitation”). If Landlord reasonably anticipates that the Personal Property Limitation will be exceeded with respect to the leased property for any Lease Year, Landlord shall notify Tenant, and Tenant either (i) shall purchase at fair market value any personal property anticipated to be in excess of the Personal Property Limitation (“Excess Personal Property”) either from Landlord or a third party or (ii) shall lease the Excess Personal Property from third party. In either case, Tenant’s Rent obligation shall be equitably adjusted. Notwithstanding anything to the contrary set forth above, Tenant shall not be responsible in any way for determining whether Tenant has exceeded or will exceed the Personal Property Limitation and shall not be liable to Landlord or any of its shareholders in the event that the Personal Property Limitation is exceeded, as long as Tenant meets its obligation to acquire or lease any Excess Personal Property as provided above. This Section 42 is intended to ensure that the Rent qualifies as “rents from real property,” within the meaning of Section 856(d) of the Internal Revenue Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

(b) REIT Requirements. Tenant agrees to cooperate in good faith with Landlord to ensure that the terms of this Section and Section 42(a) are satisfied. Tenant agrees upon request by Landlord to take reasonable action necessary to ensure compliance with all REIT Requirements and to ensure that Rent, at all times qualifies as “rents from real property” with the meaning of Section 856(d) of the Internal Revenue Code. If Tenant becomes aware that the REIT Requirements are not, or will not be, satisfied, Tenant shall notify Landlord of such noncompliance.

Section 43: GOVERNING LAW. This Lease shall be governed by and construed pursuant to the law of the State of Washington, without reference to conflicts of laws rules.

Section 44: SEVERABILITY. In the event that any provision of this Lease shall be adjudicated to be void, illegal, invalid, or unenforceable, the remaining terms and provisions of this Lease shall remain in full force and effect.

Section 45: SUCCESSORS AND ASSIGNS. Subject to all restrictions set forth herein, the terms, covenants, conditions and agreements herein contained shall inure to the benefit of and bind the heirs, successors, legal representatives and assigns of the parties hereto.

Section 46: DEFINITIONS. In addition to the terms defined in Section 1 of the Lease, the following terms shall have the meanings specified below when used in the Lease:

1. “Additional Rent” means all of those items to be paid by Tenant which are specified in Section 3.2 or otherwise described as Additional Rent under this Lease.

2. “Additional Services” means all excessive or additional services in excess of Basic Services relating to Tenant’s use and occupancy of the Premises.

3. “Affiliate” means, with respect to a Person, any other Person controlled by or in control of such Person, or any other Person who, together with such Person, are under the common control of a third Person

4. “Annual Statement” shall have the meaning specified in Section 3.3.3.

5. “Basic Services” means the utilities and services specified in Section 6.1 as being provided to the Premises by Landlord, subject to the conditions therein set forth.

6. “Building” means the office building located at 701 Pike Street, Seattle, Washington.

7. “CC&Rs” means any covenants, conditions and restrictions, now existing or hereafter entered into between the owner or ground lessee of the Land, with or for the benefit of any other party who is the owner or ground Tenant of any land adjacent to or in the vicinity of the Land, including land separated from the Land by a public right-of-way. Landlord shall be entitled to enter into any CC&Rs at any time during the Term, and Tenant agrees that the Lease shall be subordinate and subject to all CC&Rs now existing or so entered into by Landlord.

8. “Common Areas” means all areas within the exterior boundaries of the Project now or later made available for the general use of Landlord and other persons entitled to occupy floor area in the Project, including the common entrances, lobbies, restrooms, elevators, stairways and accessways, loading docks, ramps, parkways, driveways and roadways, loading and unloading areas, trash areas, landscaped areas in the Project, and the common pipes, conduits, wires and appurtenant equipment serving the Premises. Any enlargement of or addition to the Common Areas shall be included in the definition of Common Areas.

9. “Default” shall have the meaning specified in Section 11.

10. “Default Rate” means the lesser of (a) 18% per annum, or (b) the maximum rate per annum permitted by applicable Law.

11. “Estoppel Certificate” means a certificate to be executed by Tenant as specified in Section 34 and in the form of Exhibit E, together with such additional information as any Lender may require.

12. “Excess Consideration” shall have the meaning specified in Section 7.7.

13. “Excess Expense Estimate” shall have the meaning specified in Section 3.3.1.

14. “Force Majeure” means fire, earthquake, explosion, flood, hurricane, the elements, acts of God or the public enemy, action, restrictions, limitations, or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, strikes or lockouts, or any other cause or occurrence, whether similar or dissimilar to the foregoing, which is beyond the reasonable control of Landlord or Tenant, as applicable; provided, however, that no event of Force Majeure shall excuse Tenant’s duty to pay any Rent under this Lease.

15. “Holidays” means all federally observed Holidays, as they may be observed from time to time, including New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Veterans Day, Thanksgiving Day, Christmas Day, and, to the extent of Basic Services provided by union members engaged at the Project, such other holidays observed by such unions.

16. “Landlords Employees” means Landlord’s agents, representatives, contractors, licensees, employees, directors, officers, partners, members, managers, trustees and invitees and their respective agents, representatives, contractors, licensees, employees, partners, members, officers, directors, managers, trustees and invitees.

17. “Law” means any federal, state, county, municipal, or other local governmental statute, law, ordinance, rule, regulation, code, decree, or order, including all decisions of any court that are binding precedents in the State of Washington.

18. “Lease Year” means a period of 12 consecutive calendar months, the first of which shall commence on the first day of the first full calendar month during the Term, with each following Lease Year beginning on each consecutive anniversary thereof.

19. “Lender” means any holder of any Mortgage, and if the Mortgage is a ground lease, such term shall refer to the ground lessor.

20. “Lender Cure Period” means the period given any Lender to cure any default of Landlord, as provided in Section 13.3 of the Lease.

21. “Master Lease” means any estate for years, whether now existing or created in the future, and whether constituting a leasehold estate or any tier of subleasehold estate, in the Land or in any portion of the Project which includes the Premises, which estate for years at any time lies between the fee estate in the Land or the Parking Facilities and the estate created under the Lease.

22. “Matters of Record” means all easements, agreements, rights-of-way, liens, covenants, conditions, or restrictions of any nature affecting the Project or any part thereof and constituting a matter of public record, including any CC&Rs and any Master Lease.

23. “Mortgage” means any mortgage, deed of trust, Master Lease, or other similar encumbrance now or hereafter placed upon the Land, the Project, any portion thereof which includes the Premises, or against the estate for years created by any Master Lease, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness of other monetary obligations now or hereafter secured thereby together with all interest thereon.

24. “Operating Costs” means all costs incurred by Landlord in owning, maintaining, repairing, replacing, altering, managing and operating the Project during or allocable to the term of the Lease, including, but not limited to, all costs for (a) utilities, (b) supplies, (c) insurance maintained by Landlord (including but not limited to, public liability and property damage, earthquake, rent continuation, and/or fire and extended coverage insurance for up to the full replacement cost of the Project), (d) services of independent contractors, (e) compensation (including employment taxes and fringe benefits) of all persons who perform regular duties connected with the day-to-day management, operation, maintenance, repair and overhaul of the Project, including, without limitation, office personnel for the office of the Project, engineers, janitors, painters, floor waxers, window washers, parking attendants, watchmen, and gardeners, (f) management of the Project or any portion of it, (g) rental expenses for, or a reasonable allowance for depreciation of, personal property used in the management, maintenance, operation and repair of the Project including fair market rental for a management office, (h) any costs or expenses allocated to the Project in connection with any REA and CC&R’s that may now exist or may hereafter affect the Project, (i) the cost of any capital improvements made to the Project after the date of the Lease which improvements are either intended to reduce other Operating Costs, or are required by any Law enacted after the date of this Lease, in any such case such cost to be amortized over the useful life of the improvement in question (“Permitted Capital Items”), (j) Taxes, (k) the cost of providing Basic Services, and (1) any other costs and expenses incurred by Landlord relating to the Project or under or relating to the Lease and not reimbursed separately by tenants of the Project. If the Project includes non-office uses, Landlord may, as necessary, establish different cost pools within the Building and Project (e.g., retail tenants and/or office tenants) to allocate expenses among tenants that should equitably pay a portion of such expenses and to avoid inequitably allocating expenses to tenants. In the event, during any calendar year (including the Base Year), the Building is less than ninety-five percent (95%) occupied at all times (including times when there are no occupants of the Building), the variable components of Operating Costs shall be adjusted to reflect the Operating Costs of the Building as though ninety-five percent (95%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted. Notwithstanding anything to the contrary, Operating Costs shall not include the following: (i) leasing commissions; (ii) cost of repairs and the replacements incurred by Landlord by reason of fire or other casualty, or caused by exercise of the right of eminent domain; (iii) rent under a ground lease or master lease, if any; (iv) advertising and promotion expenditures; (v) costs incurred in performing work or furnishing services to or for individual tenants (including Tenant), at such tenant’s expense; (vi) interest or amortization payments under any mortgage affecting the Project; (vii) rental concessions and lease buy-outs; (viii) amounts paid to subsidiaries or affiliates of Landlord for services in or to the Project if and to the extent the costs therefor exceed competitive costs for such services were they not so rendered by a subsidiary or affiliate; (ix) Landlord’s general overhead and any expenses not directly related to the Project; (x) any legal and other professional fees expended by Landlord in connection with the negotiation or enforcement of any lease in the Project; (xi) intentionally omitted; (xii) expenses (including attorney’s fees and overtime) in curing Landlord’s defaults or performing work resulting from violation by Landlord of the terms of any lease for space in the Project or any service contract at the Project; (xiii) costs for structural repairs or improvements, or for glazing repair or replacement; or (xiv) capital replacements or improvements except for Permitted Capital Items as set forth above.

25. “Person” means an individual, trust, partnership, joint venture, association, corporation, and any other legal or business entity.

26. “Personal Property” means any trade fixtures, furnishings or equipment, and all other personal property contained in the Premises from time to time.

27. “Project” means the Building and the land thereunder and related to the Building, and all roads, plazas, landscaped areas, Common Areas, improvements and other facilities situated on such land.

28. “REA and CC&Rs” means any reciprocal easement and/or operating agreement, and any covenants, conditions and restrictions, now existing or hereafter entered into between the owner or ground lessee of the Land, with or for the benefit of any other party who is the owner or ground lessee of any land adjacent to or in the vicinity of the Land, including land separated from the Land by a public right-of-way. Landlord shall be entitled to enter into any REA(s) and CC&Rs at any time during the Term, and Tenant agrees that the Lease shall be subordinate and subject to all REAs and CC&Rs now existing or so entered into by Landlord.

29. Deleted

30. “Rent” means the aggregate total of all of the following: (a) the Base Rent payable by Tenant hereunder; (b) all sums designated as “Additional Rent” payable by Tenant hereunder; and (c) any other sums required to be paid by Tenant hereunder. All Rent, including but not limited to, all taxes, fees, costs and expenses which are attributable to, payable by or the responsibility of Tenant hereunder, shall constitute “rent” within the meaning of any applicable law.

31. “Rules and Regulations” means the requirements set forth in Exhibit D and such reasonable and nondiscriminatory additions, modifications and amendments thereto as Landlord may adopt from time to time for use in the Project.

32. “Systems and Equipment” means any plant, machinery, transformers, duct work, cable, wires, equipment, facilities, or systems designed to supply heat, ventilation, air conditioning, humidity, or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment utilized for the Project or any portion of it, other than any systems or equipment in or exclusively pertaining to a particular premises or tenant in the Building.

33. “Taxes” means all taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Project or its operation, including, but not limited to, real property taxes and assessments levied or assessed against the Project, personal property taxes or assessments levied or assessed against the Project, and any tax measured by gross rents received from the Project, together with any costs incurred by Landlord (including attorneys’ and other professional and paraprofessional fees and costs incurred in good faith) in contesting any such taxes, assessments or charges, but excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the state or federal government or by any agency, branch or department thereof. If at any time during the Term there shall be levied, assessed or imposed on Landlord or the Project by any governmental entity, any general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on any Rent received under the Lease or other leases affecting the Project, and/or any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon any Rent, and/or any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the execution of the Lease or any document to which Tenant is a party creating or transferring an interest or estate in the Premises, or the transactions represented by other leases affecting the Project or based upon a reassessment of the Project, or any portion thereof, or due to a change in ownership or transfer of all or part of Landlord’s interest in the Lease, the Project, or any portion thereof, and/or occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or the Project, then Taxes shall include any such tax, assessment, levy or charge. In any year after the Base Year when Taxes have been reduced pursuant to a “Proposition 8” reduction, the Taxes shall be deemed to equal what such Taxes would have been without such reduction in calculating Excess Expenses.

34. “Tenant Alterations” means any alterations, additions, or improvements to the interior of the Premises made by Tenant during the Term of this Lease, and whether paid for by Landlord, by Tenant, or otherwise.

35. “Tenant’s Employees” means, collectively, all of Tenant’s agents, licensees, contractors, subcontractors, employees, directors, officers, partners, trustees and invitees.

36. “Tenant’s Proportionate Share” means the percentage set forth in Section 1.3.3 of the Lease, pending any change in the rentable area of the Premises or in the rentable area of the Project.

37. “Transfer” means any transfer, sale, conveyance, assignment, subleasing, granting of a license, encumbrance, mortgage, deed of trust or hypothecation by Tenant of all or any part of its interest in the Lease or the Premises, as the case may be, and any Transfer described in Section 7.3 hereof.

38. “Transfer Documents” means any assignment or sublease or other document pursuant to which a Transfer is, or is proposed to be, accomplished.

39. “Transfer Notice” shall mean the notice from Tenant to Landlord required by the terms of Section 7.1 as a prerequisite to any Transfer.

40. “Transferee” means any person to whom a transfer is made or proposed to be made.

Section 47: JURY TRIAL. TO THE FULL EXTENT PERMITTED UNDER APPLICABLE LAWS, TENANT AND LANDLORD BOTH WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES HERETO OR THEIR AFFILIATES, UNDER OR CONNECTED WITH THIS LEASE, ANY OF ITS PROVISIONS, OR ANY TRANSACTIONS OR AGREEMENTS SET FORTH HEREIN OR CONTEMPLATED HEREBY (COLLECTIVELY, A “DISPUTE”).

[Signatures appear on the next page]

IN WITNESS WHEREOF, the parties have executed this Lease as of the Effective Date.

“Landlord”:

701 PIKE STREET (SEATTLE), LLC,
a Delaware limited liability company

By:	/s/ Shaul Kuba
Name:	Shaul Kuba
Title:	Vice President
Date:	6/6/2023

LANDLORD ACKNOWLEDGEMENT

STATE OF CALIFORNIA )

COUNTY OF Los Angeles )

On June 6, 2023 before me,	Patricia Gutierrez, Notary Public	,
Date	Here Insert Name and Title of the Officer

personally appeared	Shaul Kuba	,
Name(s) of Signer(s)

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature    /s/ Patricia Gutierrez_____________________________

Place Notary Seal and/or Stamp Above	Signature of Notary Public

OPTIONAL

Completing this information can deter alteration of the document or fraudulent reattachment of this form to an unintended document.

Description of Attached Document

Title or Type of Document: _______________________________________________________________________________________________

Document Date: ___________________________________________________ Number of Pages: _____________________________________

Signer(s) Other Than Named Above: _______________________________________________________________________________________

Capacity(ies) Claimed by Signer(s)

Signer’s Name ____________________________________________		Signer’s Name: __________________________________________
 Corporate Officer – Title(s): ________________________________		 Corporate Officer – Title(s): _______________________________
 Partner -  Limited	 General	 Partner -  Limited	 General
 Individual	 Attorney in Fact	 Individual	 Attorney in Fact
 Trustee	 Guardian or Conservator	 Trustee	 Guardian or Conservator
 Other: ________________________________________________		 Other: ________________________________________________
Signer is Representing _____________________________________		Signer is Representing _____________________________________

“Tenant”:

AURION BIOTECH, INC.,
a Delaware corporation

By:	/s/ David Rostov
Name:	David Rostov
Title:	CFO
Date:	5/15/23

TENANT ACKNOWLEDGEMENT

STATE OF WASHINGTON )

) ss.

COUNTY OF King________________________ )

I certify that I know or have satisfactory evidence that David Rostov is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the CFO of Aurion Biotech to be the free and voluntary act of such party for the uses and purposes mentioned in-the instrument.

Dated: 5/15/23_________

/s/ Breanna Beckman
(Signature)

Breanna Beckman

My appointment expires	7/6/26

(Seal or stamp)

EXHIBIT A-1 – FLOOR PLAN OF PREMISES

Attached to and made a part of the Lease dated as of the Effective Date between 701 PIKE STREET (SEATTLE), LLC, a Delaware limited liability company, as Landlord and AURION BIOTECH, INC ., a Delaware corporation, as Tenant

Private Office
Conference Room
Break Room
Open Offices
Open Offices
Private Office
Open Offices
Private Office
Private Office
Open Offices
Conference Room

Disclaimer

Landlord makes no warranties or representations concerning any matter contained on this plan, handwritten or in any other manner noted, nor shall Tenant rely on same.

Exhibit A-1-1

EXHIBIT A-2 – LEGAL DESCRIPTION

Attached to and made a part of the Lease dated as of the Effective Date between 701 PIKE STREET (SEATTLE), LLC, a Delaware limited liability company, as Landlord and AURION BIOTECH, INC., a Delaware corporation, as Tenant

Tower unit, The Mckay Condominium, a condominium recorded in volume 164 of condominiums, pages 86 through 87, according to the declaration thereof, recorded under King County recording No. 20000627000277 and any Amendments thereto.

Situate in the City of Seattle, County of King, State of Washington.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A-2-1

EXHIBIT B – STATEMENT OF COMMENCEMENT DATE

Exhibit B-1

EXHIBIT C – WORK LETTER

Exhibit C-1

EXHIBIT C-1 – RESPONSIBLE CONTRACTOR PROGRAM POLICY

Exhibit C-1-1

EXHIBIT D – RULES AND REGULATIONS

Exhibit D-1

EXHIBIT E – FORM OF ESTOPPEL CERTIFICATE

Exhibit E-1

ADDENDUM

Addendum-1